Exhibit 10.2

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[ * ] SUPPLY AGREEMENT

This [ * ] SUPPLY AGREEMENT (hereinafter referred to as the “Supply Agreement”), effective as of the date of last signature herein (“Effective Date”) is made and entered into by and among (i) CombiMatrix Corporation, which is a corporation organized under the law of the state of Delaware and has a primary business address located at 6500 Harbour Heights Parkway, Suite 303, Mukilteo, Washington 98275 (hereinafter referred to as “CombiMatrix”) and (ii) Illumina, Inc., which is a corporation organized under the law of the state of Delaware and has a primary business address located at 9885 Towne Centre Drive, San Diego, CA 92121-1975  (hereinafter referred to as “Illumina”).

AGREEMENT

In consideration of the mutual covenants, agreements, representations, warranties, and conditions contained herein, the Parties hereby agree as follows:

1.              Definitions.

1.1                               The term “Parties” means CombiMatrix and Illumina, and “Party” means either CombiMatrix or Illumina.

1.2                               The term “Field of Use” is defined to be [ * ].

1.3                               The term “QC Test” is defined to be procedures set forth on Exhibit B.

1.4                               The term “Indemnitees” is defined in Section 9.2.

1.5                               The term “[ * ] Exclusivity” is defined in Section 3.7.

1.6                                 The term “[ * ]” means [ * ].

1.7                               Additional terms and phrases are as defined in Exhibit D.

2.              Term; Termination.

2.1                               The “Term” begins on the Effective Date and ends on the End Date. The “End Date” is [ * ], unless terminated earlier as permitted in this Supply Agreement, or extended longer as the Parties may mutually agree in a written amendment to this Supply Agreement, in which case the End Date is the actual date of termination of this Supply Agreement.

2.2                               Each Party has the right to terminate this Supply Agreement earlier than the natural End Date stated in Section 2.1, upon (i) material breach of this Supply Agreement by the other Party, provided the non-breaching Party provides written notice of the material breach to the breaching Party and the breaching Party does not cure the breach within thirty (30) days after the

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date that the notice is sent, in which case the non-breaching Party has the right to provide written notice of termination effective immediately or on a date set forth in the notice of termination, (ii) the institution of proceedings in receivership, bankruptcy, or insolvency by or against the other Party or an assignment for the benefit of creditors or dissolution or liquidation of the other Party’s business whether voluntarily or by a third party, or (iii) pursuant to Section 19.2 (force majeure), provided the Party having the right to terminate this Supply Agreement provides written notice of termination effective immediately or on a date set forth in the notice. All parties have the right to relief in equity and/or law for breach of this Supply Agreement.

2.3                               Subject to Section 3.5, Illumina has the right to terminate this Supply Agreement earlier than the natural End Date upon [ * ] prior written notice to CombiMatrix.

2.4                               In the event that the Parties extend this Supply Agreement beyond the natural End Date, CombiMatrix will have the right to terminate this Supply Agreement upon sixty (60) days prior written notice to Illumina if Illumina does not submit purchase orders that in the aggregate (with its Affiliates) total [ * ] over any one year extension period beginning on the first day of the first extension period. For clarity, this Section 2.4 is not applicable during the first year of this Supply Agreement.

2.5                               Notwithstanding anything herein to the contrary, in the event of termination or expiration of this Supply Agreement for any reason, including for default by a Party, the Parties shall have no further rights and obligations to each other under this Supply Agreement, other than the continuing rights and obligations set forth in this Section 2.5. Termination or expiration does not relieve either Party of any liability or obligation that accrued hereunder prior to the date of such termination nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Supply Agreement, nor prejudice either Party’s right to obtain performance of any obligation. All rights and obligations of the Parties set forth herein that expressly or by their nature survive the expiration or termination of this Supply Agreement, including confidentiality and payment obligations, and Sections 3.2, 3.4, 4-6, 8-18, 19 (except for 19.2), and C1 (only second sentence), C3, C7, and C8 shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Supply Agreement, until they are satisfied, or by their nature, expire and shall bind the Parties and their legal representatives, successors, and permitted assigns.

3.              Supply; Rights; Limitations.

3.1                               Supply of [ * ]. CombiMatrix agrees to supply [ * ] to Illumina and its Affiliates for use in the Field of Use according to the pricing given in Exhibit A and the terms and conditions set forth in this Supply Agreement, including in this Section 3 and Exhibit C.

3.2                               License to [ * ]. Under Patent Rights and Know How Rights, and pursuant to payment for [ * ] according to this Supply Agreement, CombiMatrix hereby grants to Illumina and its Affiliates the royalty-free perpetual right to use and have used [ * ] in and for the Field of Use throughout the world. For clarity, the license in this Section 3.2 does not grant Illumina or its Affiliates or any party other than CombiMatrix the right to practice under Patent Rights or Know How Rights outside the Field of Use or the right to

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manufacture or have manufactured [ * ]. For additional clarity, except as explained in the previous sentence, the license in this Section 3.2 permits Illumina and its Affiliates to make, have made, sell, have sold, offer for sale, have offered for sale, use, have used, import, and have imported Illumina Products, and nothing in this Supply Agreement will limit the rights of Illumina and its Affiliates to confer rights of use and resale upon any party that purchases or otherwise receives an Illumina Product from Illumina or an Affiliate thereof. For further clarity, any additional rights with respect to Patent Rights and Know How Rights that CombiMatrix may grant to Illumina and its Affiliates are in separate agreements between the Parties if and when such agreements are executed.

3.3                               Pricing Updates. CombiMatrix agrees that, upon Illumina’s request, it will enter into good-faith negotiations with Illumina to update the pricing in Exhibit A to include pricing for [ * ].

3.4                               QC Test. If a [ * ] passes the QC Test listed in Exhibit B, then it is judged to be acceptable and may not be returned to CombiMatrix for refund.

3.5                               Purchase Order Commitment. Illumina agrees to submit purchase orders itself or by its Affiliates for [ * ] that, in the aggregate over the period beginning on the Effective Date and ending on [ * ], total [ * ]. For clarity, Illumina may submit purchase orders that exceed the [ * ] minimum. Upon termination of the Supply Agreement before [ * ] under Sections 2.1, 2.2 (if CombiMatrix is the terminating party), 2.3, or 19.2, Illumina shall pay to CombiMatrix a non-refundable amount that is equal to [ * ] minus the sum of all amounts already paid by Illumina or its Affiliates, or already committed to be paid, to CombiMatrix up to the End Date, for the supply of [ * ] under this Supply Agreement. For clarity, termination of this Supply Agreement at any time after Illumina has paid to CombiMatrix the sum of [ * ] or more for purchase of [ * ] under this Supply Agreement shall not require any additional payment by Illumina, other than amounts owed under outstanding purchase orders. Any post-termination payment due pursuant to this Section 3.5 shall be made within thirty (30) days after the End Date.

3.6                               [ * ] and Custom Kit. Illumina agrees that a [ * ] can be used to create one or more Custom Kits of [ * ] (i.e., uses included in all Custom Kits made from that [ * ]).  If Illumina sells more than one Custom Kit made from a particular [ * ], for each Custom Kit sold beyond the first Custom Kit (i.e, for the 2nd and each higher Custom Kit sold), Illumina will pay an “Extra-Kit Amount” to CombiMatrix.  In the first 12 month period starting on the Effective Date, the Extra-Kit Amount is [ * ].  In each successive 12-month period, the Extra-Kit Amount is [ * ] than in the previous 12-month period.

3.7                               Option for [ * ]Exclusivity. Illumina has a [ * ] period that starts on the Effective Date and ends [ * ] after the Effective Date to purchase [ * ] Exclusivity.  [ * ]

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[ * ].  Illumina can purchase [ * ] Exclusivity [ * ].  If and when purchased, [ * ] Exclusivity terminates if Illumina purchases less than a rolling two quarter average of [ * ] worth of CombiMatrix products in any quarter starting from the time [ * ] Exlusivity starts and continuing on thereafter. Illumina will be given the chance to make up any shortfall in purchase within [ * ] after the end of the quarter in order to maintain [ * ] Exclusivity.  This additional purchase counts in the shortfall rolling average period but not outside the shortfall rolling-average period (i.e., next period’s rolling average) — i.e., no double counting. If [ * ] Exclusivity begins during a quarter, the [ * ] purchase minimum will be prorated accordingly. [ * ]. “[ * ] Exclusivity” is defined as the [ * ] of [ * ] by CombiMatrix to Illumina and its Affiliates and CombiMatrix not entering into agreements with [ * ] where CombiMatrix is a supplier of [ * ] for [ * ], wherein the [ * ] are used in [ * ] products [ * ].

3.8                               Audit and Inspection.  Illumina or its designee shall have the right to inspect, audit and/or test all [ * ] or services ordered hereunder, and the facilities in which they are produced or offered, at reasonable times before, during and/or after manufacture or performance as well as after delivery or performance. If any inspection or test is made on CombiMatrix’s premises, it shall be done at a date and time mutually agreeable, and Illumina shall provide CombiMatrix with at least fifteen (15) business days advance notice prior to such inspection. CombiMatrix shall provide reasonable facilities and assistance for the safety and convenience of Illumina’s inspectors in such manner as shall not unreasonably hinder or delay CombiMatrix’s performance hereunder.   In the event of a nonconformance or an issue during an inspection or audit, Illumina may, at Illumina’s sole discretion, send CombiMatrix a written notice requesting that CombiMatrix provide a written corrective and preventative action plan to Illumina (the “Corrective and Preventative Action Plan”).  The Corrective and Preventative Action Plan shall be submitted to Illumina within ten (10) business days of such notice and shall include either (1) a description of the reasons for the non-conformity or defect and the actions CombiMatrix has taken or will take to reduce the likelihood that a similar non-conformity or defect will not occur in a future shipment of [ * ] to Illumina or (2) if CombiMatrix believes that there is no nonconformance, issue, nonconformity, or defect, an explanation of why CombiMatrix feels that it is in compliance with its responsibilities under this Supply Agreement.  Illumina may not request more than two such inspections per year.  Each inspection may not last more than five business days.  CombiMatrix is not obligated to devote more than 80 man hours of work by its personnel or agents during each inspection.  Illumina will reimburse CombiMatrix for any materials or reagents expended at Illumina’s request during an inspection.  CombiMatrix, in its sole discretion, shall pick which of its personnel and/or agents are involved in an inspection.  Such inspections are limited to portions of CombiMatrix facilities and processes used to produce [ * ] under this Supply Agreement.

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4.              Inventions.

4.1                               Except as otherwise stated, any invention, discovery, innovation, improvement, suggestion, addition, or idea, whether patentable or not, that is made or arises under this Supply Agreement, is an “Invention”. Each Party retains title to and all rights in and to any Invention, Patent, or other intellectual property right that arises from performance of the Parties’ respective obligations or rights under this Supply Agreement, subject to the terms and conditions of any agreement in place between a Party and that Party’s respective employees, agents, and/or contractors, wherein such agreement pertains to inventions and assignment of rights related thereto. Inventorship is determined by applicable patent law. Illumina retains all intellectual property rights pertaining to the Custom Content in a [ * ].

4.2                               Except as otherwise stated herein, if any Invention arises under this Supply Agreement from the joint inventive contribution of Illumina and CombiMatrix, it is a “Joint Invention” and is jointly owned by Illumina and CombiMatrix. The Parties are jointly responsible for all costs and expenses associated with any Joint Invention. The Parties shall determine which of them shall manage prosecution of any Patent directed to a Joint Invention, where the determination will be based on the subject matter of the Joint Invention and the Party whose expertise is most aligned with that Joint Invention. Each Party has (i) the right to be informed of the patent status of a Joint Invention, of which status includes the right to receive all substantive correspondence to and from a patent office and (ii) a right to have its comments and requests regarding the Joint Invention considered by the managing Party with good faith and reason; the managing Party agrees to manage the prosecution in a manner that recognizes and respects the rights of the other Party. A Party has the right to discontinue paying costs and fees associated with prosecution of a patent application or an issued patent for any Joint Invention, provided that a Party who discontinues paying such costs will no longer have the right to participate in prosecution decisions regarding that Joint Invention and the other Party will have no obligation to keep that Party informed of prosecution matters regarding that Joint Invention. Other than as expressly stated in this Section 4.2, neither Party has any obligation to account to the other Party for a Joint Invention.

4.3                               Rights of CombiMatrix in Inventions pertaining to [ * ] in the Field of Use are included within Patent Rights or Know How Rights, as the case may be, and are subject to the license in Section 3.2. CombiMatrix is not granted (expressly or implied) any license or other right under any intellectual property owned by or licensed to Illumina or its Affiliates, except for rights in Joint Inventions as provided in Section 4.2.

5.              Confidentiality.

5.1                               To the extent permitted by law, each Party agrees to treat in confidence, and not disclose to any individual or entity (except as permitted herein), for a period beginning on the Effective Date and ending three years after the End Date, any written information provided to it by the other Party under this Supply Agreement that is stamped “CONFIDENTIAL,” (or with a similar designation) (“Confidential Information”), except for information that (i) was previously known to the receiving party other than from disclosure by the disclosing party, (ii) is or becomes publicly available through no fault of the receiving party, (iii) is disclosed to the receiving party by a third party who has the right to disclose that information without breaching a confidentiality obligation to the other Party, (iv) is independently developed by the receiving Party without any

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reliance on the information provided by the providing Party, or (v) is required to be disclosed by law, court order, rule, or regulation, provided that promptly after becoming aware of the requirement for disclosure pursuant to this part (v), and prior to any disclosure, the Party who is required to make the disclosure notifies the other Party and assists that other Party in any lawful efforts it may undertake to limit, restrict, or cancel the requirement to disclose and, thereafter, only discloses that amount of information that is necessary to meet the requirement.

5.2                               Any oral disclosures between the parties shall be identified as being CONFIDENTIAL by written notice delivered to the other party within 30 days after the date of the oral disclosure and shall be included in Confidential Information accordingly.

5.3                               A receiving Party may use Confidential Information only as necessary to further the objectives of this Supply Agreement. A receiving Party shall protect the Confidential Information using at least the same degree of care it uses to protect its own Confidential Information, but in no event shall it use less than reasonable care. A receiving Party has the right to disclose the Confidential Information to its employees, Affiliates, agents, directors, officers, and representatives provided that any such individual needs to have the Confidential Information to further the objectives of this Supply Agreement and has signed a written agreement of nondisclosure and limited use, of which agreement must have terms no less stringent than those set forth herein.

5.4                               A receiving Party shall promptly return any Confidential Information upon the request of the other Party; however, it may retain one copy of returned Confidential Information in its legal files only to ensure compliance with this Supply Agreement.

6.              Notices.

6.1                               All notices, requests, demands, and other communications required hereunder shall be in writing and are deemed to have been given if delivered or mailed by certified mail, return receipt requested, or delivered by hand or by messenger to the person named below on the date such notice, request, demand, or other communication is received by the Party to whom they are sent:

(i)                                     if to CombiMatrix, to:

CombiMatrix Corporation

6500 Harbour Heights Parkway, Suite 303

Mukilteo, WA 98275

Attention: CEO

cc: General Counsel

Facsimile: 425-493-2010

(ii)                                  if to Illumina, to:

Illumina, Inc.

9885 Towne Centre Drive

San Diego, CA 92121-1975

Attention: Vice President, Business Development

cc: General Counsel

Facsimile: 858-202-4766

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7.              Amendment.

7.1                               No amendment, alteration, or modification of the terms of this Supply Agreement is valid unless made in writing and signed by duly authorized representatives of the Parties.

7.2                               Any valid amendment, alteration, or modification of this Supply Agreement becomes a part of the original Supply Agreement.

8.              Previous Agreements; Entire Agreement.

8.1                               Except for the Confidentiality Agreement between the Parties, effective October 9, 2008, of which agreement is applicable on its terms, this Supply Agreement, including all Exhibits and valid amendments, supersedes any and all agreements, either oral or written, between the Parties with respect to the subject matter of this Supply Agreement and contains all the covenants and agreements between the Parties with respect to the subject matter of this Supply Agreement. Notwithstanding the foregoing, the Parties may have entered into or may in the future enter into other agreements that relate to CombiMatrix technology but not to the supply rights and obligations of this Supply Agreement.

8.2                               This Supply Agreement may not be contradicted by evidence of any prior or contemporaneous statements or agreements.

8.3                               No Party has been induced to enter into this Supply Agreement by, nor is any Party relying on, any representation, understanding, agreement, commitment, or warranty outside those expressly set forth in this Supply Agreement.

9.              Liability; Indemnification.

9.1                               The indemnification and liability provisions of Sections 9.2, 9.3, and 9.4 are applicable to this Supply Agreement only to the extent the indemnification provisions in Exhibit C are not applicable.

9.2                               Indemnification. Subject to Sections 9.1, 9.3, and 9.4, each Party (as first Party) shall defend, indemnify and hold harmless the other Party (as second Party) and its Affiliates, officers, directors, employees, agents and representatives (collectively with the indemnified Party, the “Indemnitees”) from and against any and all third party claims, actions, demands, judgments, expenses, damages, and awards (including, without limitation, liability for court costs and reasonable fees of attorneys and other professionals), collectively “Claims”, brought or to which the second Party is subject as a direct result of (a) the gross negligence or intentional wrongdoing of the first Party, (b) breach of this Supply Agreement, including breach of Section 9.3 or any misrepresentation or breach of a warranty, by a first Party, or (c) only with respect to

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Illumina as a first party and CombiMatrix as a second party, the manufacture or sale of a [ * ] comprising Custom Content specified by Illumina or its Affiliates. For clarity, CombiMatrix has no obligation to determine if [ * ] ordered by Illumina as Custom Content are subject to third-party intellectual property rights.

9.3                               The obligation of the first Party to defend, indemnify and hold harmless set forth herein is conditioned upon (i) prompt written notice to the first Party of any Claim for which indemnification is sought, (ii) complete control of the defense and settlement thereof by the indemnifying first Party, (iii) cooperation of the Indemnitees in such defense, and (iv) the terms and conditions of this Supply Agreement. The first Party is responsible for all indemnification costs and expenses, including reimbursement of reasonable costs and expenses of the second Party.

9.4                               Limit on Liability. NOTWITHSTANDING ANY PROVISION IN THIS SUPPLY AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR LOST PROFITS, DATA, OR BUSINESS, OR FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, EXEMPLARY, OR CONSEQUENTIAL DAMAGES OF ANY KIND ARISING OUT OF OR IN CONNECTION WITH THIS SUPPLY AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, OR OTHERWISE). THE TOTAL AND CUMULATIVE LIABILITY OF A PARTY ARISING UNDER OR IN CONNECTION WITH THIS SUPPLY AGREEMENT SHALL IN NO EVENT EXCEED [ * ], PROVIDED, HOWEVER, THAT THIS LIMIT ON LIABILITY SHALL NOT APPLY TO THE EXTENT THE LIABILITY IS A DIRECT RESULT OF THE GROSS NEGLIGENCE, BAD FAITH, WILLFUL DEFAULT, BREACH, OR MISCONDUCT OF THAT PARTY. THE LIMITATIONS SET FORTH IN THIS SECTION SHALL APPLY EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

10.       Assignment.

10.1                        This Supply Agreement is binding upon and inures to the benefit of the Parties and their respective successors and permitted assigns.

10.2                        This Supply Agreement and the rights, benefits, or obligations hereunder shall not be assigned or delegated in whole or in part by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld, delayed, or require any additional contractual consideration, except that either Party may assign this Supply Agreement to an Affiliate without the need for consent of the other Party, but will provide notice of the assignment no later than thirty (30) days after such assignment. For clarity, CombiMatrix will provide written notice and obtain Illumina’s consent before assigning this Supply Agreement to any party, including an Affiliate, that would give Illumina the right to [ * ]

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[ * ] is in effect at the time of the assignment.

10.3                        Any purported assignment or delegation other than in accordance with this Section is void and ineffective for all purposes.

11.       Confidentiality of Agreement Terms.

11.1                        Subject to contrary law, regulation, or court order, the Parties agree to maintain the terms of this Supply Agreement in confidence, even if not tangibly marked with a CONFIDENTIAL marking, under the terms and conditions of Article 5.

12.       Warranties; Lack of Warranty

12.1                        CombiMatrix represents and warrants the following: (i) it is duly authorized to grant the rights and licenses it grants to Illumina and its Affiliates under this Supply Agreement, (ii) it is the owner of the Patent Rights and Know How Rights, and (iii) as of the Effective Date, CombiMatrix does not have rights (by ownership or license) to any intellectual property other than Patent Rights and Know How Rights, wherein such intellectual property would be infringed by the practice by Illumina, its Affiliates, or its customers of the rights granted under Section 3.2 of this Supply Agreement.

12.2                        EXCEPT AS EXPRESSLY STATED IN THIS SUPPLY AGREEMENT, INCLUDING EXHIBIT C, COMBIMATRIX MAKES NO WARRANTIES OR REPRESENTATIONS WHATSOEVER, INCLUDING, WITHOUT LIMITATION, EXPRESS OR IMPLIED WARRANTIES OF NONINFRINGEMENT, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE AND ALL SUCH WARRANTIES AND ANY RELATED WARRANTIES ARE EXPRESSLY DISCLAIMED.

13.       Paragraph Headings; Interpretation; Counterparts.

13.1                        Paragraph headings are inserted herein solely for convenience and shall not be construed as part of this Supply Agreement.

13.2                        The terms “shall” and “will” are used synonomously; any use of “for example” is understood to be a non-limiting example; any use of “including” is understood to be followed by “but not limited to” even if that phrase is not written; the singular and plural terms are synonomous except as the context otherwise requires; the Supply Agreement shall not be interpreted for or against either Party merely because a Party drafted this Supply Agreement.

13.3                        The Parties may execute this Supply Agreement in counterparts, and each counterpart is deemed an original, and all counterparts, as a collective, constitute one agreement.

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14.       Waiver.

14.1                        No term or condition of this Supply Agreement is deemed to have been waived, and there is no estoppel against the enforcement of any provision of this Supply Agreement, except by written instrument of the Party who has the right to grant such waiver or estoppel.

14.2                        No such written waiver is deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and does not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

15.       Severability.

15.1                        If, for any reason, any provision of this Supply Agreement is held in whole or in part to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other provision of this Supply Agreement, and each such other provision shall, to the full extent consistent with the law, continue in full force and effect, and the invalid, illegal, or unenforceable provision or part thereof shall, to the extent possible, be construed to effect its original intent.

16.       Governing Law.

16.1                        This Supply Agreement is deemed entered into in, and shall be interpreted, construed, performed, and enforced in all respects in accordance with, the laws of Washington State.

17.       Official Language.

17.1                        The official language of this Supply Agreement is English.

17.2                        Documents or notices not orginally written in English will have no effect under this Supply Agreement until they have been translated into English and then transmitted to the receiving party.

17.3                        The English translation shall be the controlling form of document or notice.

18.       Authority.

18.1                        Each Party represents and warrants that it is duly authorized to enter into this Supply Agreement and that in so doing it is not in violation of the terms or conditions of any contract or other agreement to which it may be a party.

19. Additional Terms.

19.1                        No Third-Party Beneficiaries.  Nothing in this Supply Agreement is intended to or shall confer upon any person who is not a party to this Supply Agreement any rights, benefits or remedies of any nature whatsoever under or by reason of this Supply Agreement, nor shall any

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such person be entitled to assert any claim hereunder, other than the rights granted to an Affiliate of Illumina including under Section 3.2.

19.2        Force Majeure.  Neither Party is responsible for any failure to perform or delay attributable in whole or in part to any cause beyond its reasonable control, including but not limited to fire, flood, tornado, earthquake, hurricane, lightning, government actions, actual or threatened acts of war, terrorism, civil disturbance or insurrection, sabotage, labor shortages or disputes not particular to a Party, failure or delay in delivery by such Party’s suppliers or subcontractors, transportation difficulties, shortage of energy, raw materials or equipment.  In the event of any such delay, the date of delivery or performance shall, at the request of the Party affected by the force majeure, be deferred for a period equal to the time lost by reason of the delay.  Notwithstanding the foregoing, if such delay lasts for a period of three (3) months or more, the Party not affected by the force majeure is entitled to terminate this Supply Agreement effective immediately by providing written notice.

19.3        Bankruptcy.  For purposes of Section 365(n) of Title 11 of the United States Code, as amended, and any foreign equivalents thereof (“Bankruptcy Code”), all rights and licenses granted under this Supply Agreement are licenses of rights to “intellectual property” as such term is used in the Bankruptcy Code.  In the event of the commencement of bankruptcy proceedings by or against a Party under the Bankruptcy Code, that Party agrees that the other Party shall retain and may fully exercise all of such licensed rights under this Supply Agreement (including any license granted hereunder) and all of its rights and elections under the Bankruptcy Code.

19.4        Relationship of the Parties.  The Parties are independent contractors and are engaged in the operation of their own respective businesses.  Nothing contained in this Supply Agreement shall be construed as creating a partnership, joint venture, or agency relationship between the Parties or, except as otherwise expressly provided in this Supply Agreement, as granting either Party the authority to bind or contract any obligation in the name of or on the account of the other Party or to make any statements, representations, warranties, or commitments on behalf of the other Party.

19.5        Publicity; Use of Names.  Each Party shall obtain the prior written consent of the other on all press releases or other public announcements relating to this Supply Agreement, including its existence or its terms. CombiMatrix agrees that it will not publicly disclose that it has entered into this Supply Agreement with Illumina or otherwise use the name of Illumina or its Affiliates, without the prior written consent of Illumina.  Illumina agrees that it will not publicly disclose that it has entered into this Supply Agreement with CombiMatrix or otherwise use the name of CombiMatrix or its Affiliates, without the prior written consent of CombiMatrix.  Notwithstanding any of the foregoing, if required by law, including without limitation by the U.S. Securities and Exchange Commission or any stock exchange or Nasdaq, then a Party may issue a press release or other public announcement regarding this Supply Agreement or any products developed and/or commercialized hereunder provided that the other Party has received prior written notice of such intended press release or public announcement if practicable under the circumstances, and an opportunity to seek a protective order if practicable under the circumstances, and the Party subject to the requirement includes

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in such press release or public announcement only such information relating to this Supply Agreement or any products developed and/or commercialized hereunder as is required by such law.

IN WITNESS WHEREOF, the Parties have executed this Supply Agreement effective as of the date last written below by their duly authorized representatives.

CombiMatrix Corporation:
Signature:	/s/ Amit Kumar
Printed Name:	Amit Kumar, Ph.D.
Title:	President & CEO
Date:	September 29, 2009

Illumina, Inc.:
Signature:	/s/ Joel McComb
Printed Name:	Joel McComb
Title:	Senior Vice President and General Manager
Date:	September 29, 2009

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Exhibit A:  Pricing

[ * ]

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[ * ]

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Exhibit B:  QC Test

[ * ]

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Exhibit C

Additional Terms and Conditions for Supply of [ * ]

C1.          Purchase Orders; Specifications.

C1.1a      Illumina or its Affiliates will order [ * ] by submitting a purchase order that will include the Custom Content of each [ * ] to be supplied and the timing and particulars for delivery of same. (Reference to Illumina in this Exhibit C is understood to be Illumina or its Affiliate, as applicable.) The [ * ] for each [ * ] ordered hereunder will be Confidential Information of Illumina and will be marked Confidential. For the purpose of clarity, all orders of [ * ] are hereby marked as confidential and, therefore, are Confidential Information of Illumina under this Supply Agreement. The terms and conditions of this Supply Agreement and any consistent purchase order submitted by Illumina and accepted by CombiMatrix will control any and all procurement of [ * ] by or on behalf of Illumina and shall supersede the terms of any orders, invoices, or other documents issued by CombiMatrix. CombiMatrix will accept any purchase order that is consistent with the terms of this Supply Agreement. In addition to rights under Paragraph C6, Illumina may modify or cancel any purchase order by providing CombiMatrix written notice of such change prior to CombiMatrix beginning [ * ]; such modification or cancellation may include, but is not limited to, modifying the quantity of and the delivery date of [ * ].

C1.1b      The term “Production Time” is defined as the number of days between receipt by CombiMatrix of a valid purchase order from Illumina for [ * ] and the day upon which CombiMatrix delivers the [ * ] to a common carrier for shipment.  The Production Time for [ * ] shall not exceed [ * ] business days, and CombiMatrix shall use its best efforts to have [ * ] ordered by Illumina achieve a Production Time of [ * ] business days or less.  For clarity, as Illumina may specify shipping and thus shipping times (such as not accepting packages on particular days or delivering on particular days, using multi-day shipping instead of overnight shipping, etc.), Production Time excludes the period for which the [ * ] are in transit to Illumina.  In the event that CombiMatrix will not be able to meet a Production Time of [ * ] business days, CombiMatrix shall notify the Illumina employee(s) generating the purchase order via email and will also provide an estimate of what the revised Production Time will be.  If Illumina responds via e-mail that it still desires delivery of the original [ * ] ordered (the “Order”), CombiMatrix shall ship the Order as under the revised Production Time and the original purchase order terms, and Illumina will be obligated to pay for the Order according to the terms of this Supply Agreement.  If Illumina does not verify via response email within [ * ] business days that it still desires the Order (measured from the day that the original email was sent by CombiMatrix to Illumina), and CombiMatrix has confirmed that the email was received and acknowledged, CombiMatrix will consider the Order to be cancelled with no financial obligations incurred by Illumina for the original Order, and CombiMatrix will not ship the Order.

C1.2        CombiMatrix shall not make any changes to the [ * ] or changes to the manufacturing process of [ * ] or techniques that would result in a change in any [ * ] specification, performance, or functionality as measured pursuant to Exhibit B without first obtaining the prior written approval of Illumina, which shall not be

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unreasonably withheld or delayed.  Notwithstanding the foregoing, as Exhibit A contains price reductions over time, CombiMatrix has (subject solely to its own judgment) the right to make refinements to its process of producing [ * ], possibly including but not limited to [ * ].  For clarity, a [ * ] shall be judged acceptable if it passes the QC Test in Exhibit B.

C1.3        In the event CombiMatrix determines that [ * ] will no longer be made available to Illumina, CombiMatrix will provide written notice to Illumina no less than [ * ] calendar days prior to the date on which the [ * ] will no longer be available to Illumina. Illumina will have [ * ] calendar days from that notice within which to place an end-of-life purchase order having shipping and delivery-time terms that are consistent with previous purchase orders filled under this Supply Agreement. For the avoidance of doubt, Illumina has the right to place an end-of-life purchase order prior to the natural End Date of this Supply Agreement.

C1.4        If either Party believes that forecasting is necessary to ensure the required volume of supply, then CombiMatrix and Illumina will negotiate in good faith to amend this Supply Agreement to set forth terms and conditions regarding quarterly forecasts.

C2.  Pricing; Payment; Taxes; Invoice. The pricing in Exhibit A is for [ * ] from a [ * ]. Payments by Illumina for purchase of a [ * ] are due hereunder within thirty (30) calendar days after receipt of an invoice from CombiMatrix. Any [ * ] purchased hereunder may become a component part of an Illumina Product manufactured by Illumina and/or bought for re-sale, and no retail sales tax is applicable. All payments shall be made free and clear of, and without reduction for, any withholding or other taxes, unless CombiMatrix has the legal obligation to collect taxes, in which case the appropriate amount will be added to its invoice to Illumina. CombiMatrix shall render a separate invoice for each shipment made hereunder to Illumina’s Accounts Payable Department, or as specified on the purchase order, on the day each shipment is made. Each invoice shall include at least the following information,; as applicable: (i) Illumina’s purchase order number, (ii) Illumina’s part number if provided by Illumina, (iii) the quantity of goods shipped, (iv) the date shipped, (v) the address to which the goods were shipped, and (vi) any other information requested by Illumina to be on the invoice. In addition to the price of [ * ] ordered (and required taxes, if any, as explained above), an invoice will include any costs to be paid by Illumina pursuant to Paragraph C5. A minor discrepancy regarding the information required by Illumina to be set forth on an invoice does not relieve Illumina from timely payment.

C3.          Quality Testing. If the QC Test in Exhibit B is performed by Illumina or its Affiliate on a [ * ] and the [ * ] passes the QC Test, then the [ * ] is judged to be acceptable and may not be returned to CombiMatrix for refund. If any [ * ] does not pass the QC Test when performed by Illumina or its Affiliate, then Illumina

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shall provide written notice and [ * ] to CombiMatrix within 30 days of Illumina receiving the [ * ], and CombiMatrix will provide Illumina with a replacement [ * ] within thirty (30) days at no additional charge to Illumina. In the event the replacement [ * ] is not provided within the stated time period or does not pass the QC Test, then CombiMatrix will immediately refund to Illumina the purchase price (including costs and expenses paid according to Paragraph C5) of the initial [ * ] that failed the QC Test. In the event that the notice of failure to pass QC and [ * ] is not received by CombiMatrix within 30 days of Illumina receiving the [ * ], then CombiMatrix is not required to replace the [ * ] or refund the purchase price.

C4.          Title and Risk of Loss.  Shipments of [ * ] shall be FOB point of origin. Title and risk of loss or damages to a [ * ] will pass to Illumina upon delivery of the [ * ] by CombiMatrix to the transportation carrier. CombiMatrix will make every reasonable effort to assist Illumina in filing any claims associated with improper transportation and handling or loss or damages to a [ * ] during transit.

C5.  Shipping; Packing; Insurance; Delivery. All transportation and transportation insurance costs will be the responsibility of Illumina and, if paid by CombiMatrix, the actual costs will be set forth on the invoice for reimbursement by Illumina. Illumina shall have the right to specify shipper and insurer that will be used to ship [ * ]. If Illumina fails to specify a shipper and/or insurer, then CombiMatrix may select the shipper and/or insurer. CombiMatrix shall be responsible for proper packing of [ * ]. Illumina may request CombiMatrix to provide special packaging at the expense of Illumina. CombiMatrix shall not combine in the same container [ * ] to be sent to different receiving locations. CombiMatrix shall ship [ * ] in the quantity as specified on the purchase order to the point of destination specified on the purchase order and no later than the date specified on the purchase order.

C6.          Failure to Deliver or Meet Requirements.  CombiMatrix shall immediately provide Illumina written notice of any inability to or delay in delivering [ * ] under this Supply Agreement or any purchase order hereunder. In the event CombiMatrix fails, for any reason including, without limitation, to supply [ * ] that meet specifications, quantities required, or delivery dates, Illumina shall have all rights and remedies available at law, including, but not limited to: (a) the right to cancel all or a part of the purchase order(s) affected by the failure, (b) require CombiMatrix to ship [ * ] via an expedited delivery method, and CombiMatrix will pay difference in cost and expense over normal shipping, or (c) the right to terminate this Supply Agreement by providing thirty (30) days written notice to CombiMatrix.

C7.          Infringement Indemnification by CombiMatrix.

C7.1        Subject to Paragraphs C8 and C9, and Sections 9.1 and 9.4, CombiMatrix shall defend, indemnify and hold harmless Illumina, its Affiliates, its customers, and the respective officers, directors, employees, distributors, and representatives of each (“Illumina Indemnitees”) from and against any and all claims, actions, or demands (including, without limitation, liability for court costs and reasonable fees of attorneys and other professionals),

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collectively, alleging that the [ * ] sold to Illumina hereunder infringes any intellectual property right of any third party (collectively “Infringement Claims”), except to the extent any such Infringement Claim is a direct result of (a) CombiMatrix’s compliance with a custom specification, including Custom Content, provided by Illumina to CombiMatrix, (b) a combination with, an addition to, or a modification of the [ * ] after delivery by CombiMatrix to Illumina or its designee, or (c) use of the [ * ] in a manner not permitted under this Supply Agreement. However, to the extent any of (a), (b), or (c) is applicable to an Infringement Claim, that Infringement Claim shall not be excluded from the obligation to indemnify the Illumina Indemnitees to the extent the Infringement Claim: (i) arose as a result of the gross negligence or intentional wrongdoing of CombiMatrix, or (ii) arose as a result of breach of this Supply Agreement by CombiMatrix, including misrepresentation of any representation or breach of any warranty made herein.

C7.2        In the event use by Illumina, its Affiliates or a customer of either of any [ * ], or a product made therefrom that comprises [ * ] in a [ * ], is enjoined due to infringement of any third party’s intellectual property rights, and the infringement is not a direct result of an exception set forth in Paragraph C7.1 (a), (b), or (c), Illumina shall permit CombiMatrix: (1) to procure for Illumina the right to use or continue to use such [ * ] or product free of any liability for patent infringement; or (2) replace or modify the applicable [ * ] without any material loss in functionality so as to avoid infringement; or (3) refund the purchase price and the transportation costs of such [ * ], except that CombiMatrix will not refund the purchase price of [ * ] already received by Illumina and that pass the QC Test  If infringement is alleged, then CombiMatrix may decline to make further shipments of the [ * ] without being in breach of this Supply Agreement.

C8.          Indemnification Conditions. The obligation to indemnify in Paragraph C7 is conditioned upon: 1) prompt written notice provided by Illumina of any Infringement Claim for which indemnity is sought; 2) complete control of the defense and settlement thereof by CombiMatrix; 3) cooperation of the Illumina Indemnitees in such defense, and 4) the terms and conditions of this Supply Agreement. CombiMatrix shall be responsible for all indemnification costs and expenses, including the reasonable costs of the Illumina Indemnitees.

C9.          Insurance. Throughout the Term of this Supply Agreement so long as CombiMatrix is supplying [ * ] to Illumina, and for [ * ] thereafter, each Party shall maintain general liability and property damage liability insurance coverage. Such insurance shall have policy limits of no less than $[ * ] per occurrence for death or personal injury, $[ * ] per occurrence for real and personal property damage, and $[ * ]umbrella aggregate liability per year.

C10.            Warranty for [ * ]. CombiMatrix warrants that a [ * ] will, for a QC test done within 30 days of Illumina’s receipt of the [ * ], pass the QC test.

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EXHIBIT D

ADDITIONAL DEFINITIONS APPLICABLE TO [ * ], SUPPLY AGREEMENT, [ * ]

The term “Affiliate” is defined as any person or entity that controls, is controlled by, or is under common control with a Party, wherein control is the right to control, directly or indirectly, more than fifty percent (50%) of the equity securities or other ownership interests in the subject entity entitled to vote in the election of directors or with the power to direct or elect management of such subject entity.

The term “Custom Content” is defined as all [ * ] information provided or otherwise disclosed by Illumina or its Affiliates to CombiMatrix to [ * ] having said [ * ] information.

The term “Custom Kit” is defined as a product made by or for Illumina or any of its Affiliates, wherein the product contains [ * ]. For clarity, a Custom Kit may or may not include additional components, including but not limited to other consumables, reagents, and instructions sheets.

The term “[ * ]” is defined as [ * ] made by CombiMatrix or an Affiliate thereof for Illumina or an Affiliate thereof pursuant to the Supply Agreement.

The term “[ * ]” is defined as [ * ].

The term “Illumina Product” is defined as a product, including a Custom Kit, made by or for Illumina or any of its Affiliates using or containing [ * ].

The term “Know How Rights” is defined as any and all rights, other than Patent Rights, that CombiMatrix and its Affiliates have in knowledge, information, methods, or material, all of which are necessary for the use, development, manufacture, or commercialization of [ * ], including the [ * ], software (including Software), consumables, and equipment related therewith. If and when a right within Know How Rights becomes part of the subject matter of the claims of one or more Patents, such Know How Rights shall be included within Patent Rights.

The term “[ * ]” is defined as [ * ].

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The term “[ * ]” is defined to mean the right to [ * ] using CombiMatrix-supplied [ * ], using CombiMatrix Know-How Rights and Patent Rights regarding production of [ * ], and using the [ * ].

The term “[ * ]” is defined as [ * ].

The term “[ * ]” is defined as [ * ].

The term “[ * ]” is defined as [ * ].

The term “Patent Rights” is defined as any and all rights CombiMatrix and its Affiliates have in Patents that are directed towards [ * ], and related software (including Software), consumables, and equipment of the same, as well as methods and compositions for making and using same, including the [ * ]. For clarity, Patent Rights includes rights CombiMatrix has in Patents through ownership, license, or other manners of transfer of rights as of the Effective Date and during the Term.

The term “Patents” is defined as United States and non-United States (i) unexpired letters patents (including inventor’s certificates) that have not lapsed or been held invalid or unenforceable by a court or administrative body of competent jurisdiction from which no appeal can be taken or has been taken within the required time period, including, without limitation, any substitution, extension, registration, confirmation, reissue, reexamination, renewal or any like filing thereof and (ii) pending applications for letters patent that have not been the subject of a rejection notice to which a response cannot be filed or from which an appeal cannot be taken or in respect of which the applicable period of appeal has expired, including, without limitation, any continuation, division, or continuation-in-part thereof and any provisional applications.

The term “Software” is defined as software or firmware programs owned by or licensed to CombiMatrix and provided with the [ * ] by CombiMatrix, and any updates and upgrades of the foregoing provided by CombiMatrix.

The term “Supply Agreement” is defined as the agreement between the Parties pertaining to supply of [ * ] by CombiMatrix to Illumina and its Affiliates.

The term “[ * ]” is defined as [ * ].

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The term “[ * ]” is defined as [ * ].